Exhibit 99.1

LifeMD Reports Second Quarter 2025 Results

●	Total revenue increased 23% year-over-year to $62.2 million; adjusted EBITDA rose 223% to $7.1 million
●	Telehealth revenue increased 30% to $48.6 million; telehealth adjusted EBITDA rose 560% to $3.4 million
●	Generated more than $8 million of operating cash flow
●	Paid down $2.1 million of senior debt, exited the quarter with $36.2 million in cash and fully repaid all remaining senior debt subsequent to quarter-end
●	Enhanced and diversified virtual care platform with nationwide launch of behavioral health offering, upgraded LifeMD+ membership program and acquisition of women’s health practice

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, August 5, 2025 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care services, today reported financial results for the three and six months ended June 30, 2025.

Management Commentary

“The second quarter of 2025 was an extremely productive quarter for LifeMD and the evolution of our telehealth platform,” said Justin Schreiber, Chairman and CEO of LifeMD. “Hundreds of thousands of patients now trust LifeMD to deliver affordable, accessible virtual care that meaningfully improves their health outcomes. Our platform is undergoing a transformational expansion, broadening our clinical scope into some of the most pressing and underserved areas of healthcare at a time when innovation is desperately needed. Technology-enabled virtual and in-home care platforms like ours are critical to closing this gap, and I believe we are exceptionally well positioned to transform the lives of millions of Americans in the years ahead.

“A key highlight of the second quarter was the diversification of our platform into high-need clinical areas. We launched a nationwide behavioral health offering that’s unique in its ability to support both synchronous and asynchronous care, and we acquired a virtual women’s health brand to accelerate our entry into this segment. In addition, we began scaling our enhanced LifeMD+ membership program, which highlights 24/7 urgent and primary care, and aggregates specialty care, prescription medications, in-home labs and wellness products and services that can help our customers manage their overall health,” Schreiber continued.

“Our long-term financial outlook remains strong and we continue to make significant strides in diversifying our offerings to optimize our position for growth and profitability,” said Marc Benathen, LifeMD’s Chief Financial Officer. “We exited the quarter with $36.2 million in cash and have now fully paid off all senior debt, significantly strengthening our balance sheet. Telehealth revenue grew 30% year-over-year and telehealth adjusted EBITDA increased 560%. WorkSimpli continued to perform well, with adjusted EBITDA increasing 119% versus the prior-year quarter. Due to some temporary challenges facing our Rex MD business—which are now largely resolved—we are revising our full-year 2025 guidance for revenue and adjusted EBITDA to reflect the full-year impact of these issues, while still anticipating strong year-over-year growth in both metrics.”

Second Quarter Financial Highlights

All comparisons are with the second quarter of 2024. Non-GAAP financial measures referenced below are defined and reconciled to GAAP financial measures at the end of this press release.

●	Total revenue increased 23% to $62.2 million, driven by a 30% increase in telehealth revenue.
●	The number of active telehealth subscribers increased 16% to approximately 297,000 at quarter-end.
●	Gross margin was 88% compared to 90% in the prior-year period due to revenue mix.
●	GAAP net loss was $2.9 million or ($0.06) per share compared to a net loss of $7.7 million or ($0.19) per share in the prior-year period.
●	Adjusted EBITDA was $7.1 million compared to $2.2 million in the prior-year period.
●	Telehealth adjusted EBITDA was $3.4 million compared to $0.5 million in the prior-year period.
●	Cash totaled $36.2 million as of June 30, 2025 inclusive of paying down $2.1 million of senior debt during the quarter, an increase of $1.8 million from March 31, 2025.
●	Subsequent to quarter-end, all remaining senior debt was fully repaid from existing cash.

Second Quarter Key Performance Metrics

($ in 000s)	Three Months Ended June 30,		Y-o-Y
Key Performance Metrics	2025	2024	% Growth
Revenue
Telehealth	$48,564	$37,432	30%
WorkSimpli	$13,655	$13,230	3%
Total Revenue	$62,218	$50,662	23%

Active Subscribers
Telehealth Active Subscribers	296,946	256,387	16%
WorkSimpli Active Subscribers	149,465	158,265	-6%
Total Active Subscribers	446,411	414,652	8%

Financial Guidance

For the third quarter of 2025, the Company expects:

●	Total revenue in the range of $61 million to $63 million, with telehealth revenue in the range of $48 million to $50 million.
●	Adjusted EBITDA in the range of $6 million to $7 million, with telehealth adjusted EBITDA in the range of $3 million to $4 million.

For the full year 2025, the Company expects:

●	Total revenue in the range of $250 million to $255 million, compared with previous guidance of $268 million to $275 million.
●	Telehealth revenue in the range of $195 million to $200 million, compared with $208 million to $213 million previously.
●	Adjusted EBITDA in the range of $27 million to $29 million, compared with $31 million to $33 million previously.
●	Telehealth adjusted EBITDA is now forecast to be in the range of $14 million to $16 million, down from $21 million previously.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	800-445-7795
International dial-in number:	785-424-1699
Conference ID:	LIFEMD

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing and Product Officer

press@lifemd.com

Tables to Follow

++++++

LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS

Current Assets
Cash	$36,228,305	$35,004,924
Accounts receivable, net	7,330,129	8,217,813
Product deposit	251,000	40,763
Inventory, net	3,251,355	2,797,358
Other current assets	1,964,974	2,672,231
Total Current Assets	49,025,763	48,733,089

Non-current Assets
Equipment, net	2,050,318	1,479,184
Right of use assets	5,822,907	6,400,596
Capitalized software, net	14,837,946	13,816,501
Intangible assets, net	1,827,768	2,030,656
Total Non-current Assets	24,538,939	23,726,937

Total Assets	$73,564,702	$72,460,026

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$24,292,870	$16,009,484
Accrued expenses	14,946,499	20,811,764
Current operating lease liabilities	541,981	508,537
Current portion of long-term debt	11,960,784	8,444,444
Deferred revenue	11,790,024	14,480,917
Total Current Liabilities	63,532,158	60,255,146

Long-term Liabilities
Long-term debt, net	3,517,317	9,885,057
Noncurrent operating lease liabilities	6,032,847	6,265,192
Contingent consideration	100,000	100,000
Total Liabilities	73,182,322	76,505,395

Commitments and Contingencies
Mezzanine Equity
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized Series B Convertible Preferred Stock, $0.0001 par value; 5,000 shares authorized, zero shares issued and outstanding, liquidation value, $0 per share as of June 30, 2025 and December 31, 2024	-	-
Stockholders’ Equity (Deficit)
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding, liquidation value approximately $25.55 per share as of June 30, 2025 and December 31, 2024	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 45,141,226 and 42,293,907 shares issued, 45,038,186 and 42,190,867 outstanding as of June 30, 2025 and December 31, 2024, respectively	451,412	422,939
Additional paid-in capital	236,426,008	230,508,339
Accumulated deficit	(238,496,413)	(236,253,218)
Treasury stock, 103,040 shares, at cost, as of June 30, 2025 and December 31, 2024	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Deficit	(1,782,554)	(5,485,501)
Non-controlling interest	2,164,934	1,440,132
Total Stockholders’ Equity (Deficit)	382,380	(4,045,369)
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$73,564,702	$72,460,026

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Telehealth revenue, net	$48,563,672	$37,432,309	$101,020,153	$68,273,711
WorkSimpli revenue, net	13,654,513	13,229,536	26,895,788	26,532,398
Total revenues, net	62,218,185	50,661,845	127,915,941	94,806,109

Cost of revenues
Cost of telehealth revenue	6,838,703	4,553,843	14,975,164	8,748,438
Cost of WorkSimpli revenue	592,201	471,072	1,099,456	876,654
Total cost of revenues	7,430,904	5,024,915	16,074,620	9,625,092

Gross profit	54,787,281	45,636,930	111,841,321	85,181,017

Expenses
Selling and marketing expenses	29,125,097	26,378,928	58,319,158	50,552,808
General and administrative expenses	17,565,187	18,521,385	34,620,856	33,827,117
Customer service expenses	3,230,735	2,733,418	6,302,229	4,581,459
Other operating expenses	3,028,762	1,906,175	5,543,520	4,206,622
Development costs	2,744,272	2,402,590	5,419,406	4,489,822
Total expenses	55,694,053	51,942,496	110,205,169	97,657,828

Operating (loss) income	(906,772)	(6,305,566)	1,636,152	(12,476,811)

Other expenses
Interest expense, net	(663,027)	(531,468)	(1,289,302)	(1,009,146)

Net (loss) income before income taxes	(1,569,799)	(6,837,034)	346,850	(13,485,957)

Income tax expense	-	-	-	-

Net (loss) income	(1,569,799)	(6,837,034)	346,850	(13,485,957)

Net income attributable to noncontrolling interests	505,075	38,606	1,036,920	158,038

Net loss attributable to LifeMD, Inc.	(2,074,874)	(6,875,640)	(690,070)	(13,643,995)

Preferred stock dividends	(776,562)	(776,562)	(1,553,125)	(1,553,125)

Net loss attributable to LifeMD, Inc. common stockholders	$(2,851,436)	$(7,652,202)	$(2,243,195)	$(15,197,120)

Basic loss per share attributable to LifeMD, Inc. common stockholders	$(0.06)	$(0.19)	$(0.05)	$(0.38)
Diluted loss per share attributable to LifeMD, Inc. common stockholders	$(0.06)	$(0.19)	$(0.05)	$(0.38)

Weighted average number of common shares outstanding:
Basic	44,401,531	41,296,042	43,772,151	40,269,139
Diluted	44,401,531	41,296,042	43,772,151	40,269,139

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,569,799)	$(6,837,034)	$346,850	$(13,485,957)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	100,444	100,444	200,888	200,888
Amortization of capitalized software	2,377,484	1,937,708	4,627,520	3,725,112
Amortization of intangibles	261,360	246,066	505,888	492,032
Accretion of consideration payable	-	-	-	13,644
Depreciation of fixed assets	184,256	104,451	346,822	170,366
Noncash operating lease expense	281,956	184,588	577,689	391,397
Stock compensation expense	2,094,614	4,191,176	4,643,142	6,735,606

Changes in Assets and Liabilities
Accounts receivable	2,862,645	(331,451)	887,684	(390,692)
Product deposit	(59,160)	172,804	(210,237)	369,716
Inventory	(283,658)	312,921	(453,997)	699,213
Other current assets	262,226	(222,683)	707,257	(586,910)
Operating lease liabilities	(94,004)	(130,846)	(198,901)	(334,790)
Deferred revenue	(2,835,878)	1,958,902	(2,690,893)	6,333,061
Accounts payable	8,613,842	2,656,697	8,283,386	3,966,874
Accrued expenses	(3,556,881)	196,020	(5,865,264)	1,442,362
Net cash provided by operating activities	8,639,447	4,539,763	11,707,834	9,741,922

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(2,903,838)	(2,488,039)	(5,648,965)	(4,502,712)
Purchase of equipment	(795,745)	(642,053)	(917,956)	(817,645)
Purchase of intangible assets	-	(1,936)	-	(1,936)
Net cash used in investing activities	(3,699,583)	(3,132,028)	(6,566,921)	(5,322,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable, net of prepayment penalty	-	(102,887)	-	(314,577)
Repayment of debt instruments	(2,052,288)	-	(2,052,288)	-
Cash proceeds from exercise of options	-	100,000	-	107,813
Preferred stock dividends	(776,562)	(776,562)	(1,553,125)	(1,553,125)
Contingent consideration payment for ResumeBuild	-	-	-	(31,250)
Distributions to non-controlling interest	(276,119)	(36,000)	(312,119)	(72,000)
Net cah used in financing activities	(3,104,969)	(815,449)	(3,917,532)	(1,863,139)

Net increase in cash	1,834,895	592,286	1,223,381	2,556,490

Cash at beginning of period	34,393,410	35,110,929	35,004,924	33,146,725

Cash at end of period	$36,228,305	$35,703,215	$36,228,305	$35,703,215

Cash paid for interest
Cash paid during the period for interest	$625,818	$637,788	$1,219,568	$1,282,707

Non-cash investing and financing activities:
Cashless exercise of options	$501	$4,489	$1,062	$5,127
Cashless exercise of warrants	$3,901	$3,620	$3,901	$16,305
Stock issued for debt conversion	$1,000,000	$-	$1,000,000	$-
Stock issued for asset acquisition	$303,000	$-	$303,000	$-
Stock issued for noncontingent consideration payments	$-	$-	$-	$642,000
Right of use asset	$-	$1,045,305	$-	$2,331,231
Operating lease liabilities	$-	$1,045,305	$-	$2,331,231

About the Use of Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. Additionally, we report telehealth adjusted EBITDA as a non-GAAP financial measure to clarify the financial performance of our core telehealth business excluding WorkSimpli. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as income (loss) attributable to common shareholders before interest, taxes, depreciation, amortization, accretion, financing transaction expense, non-controlling interests, foreign currency translation, extraordinary litigation costs, loss on debt extinguishment, dividends, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to common shareholders, its most directly comparable GAAP financial measure.

Telehealth and WorkSimpli adjusted EBITDA is defined as segment operating income or loss before depreciation, amortization, accretion, financing transaction expense, extraordinary litigation costs, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of segment operating income or loss to segment Adjusted EBITDA.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted EBITDA may vary from that of others in our industry. Telehealth adjusted EBITDA is specifically relevant to LifeMD to provide shareholders a comparable measure of profitability for our core telehealth business without the impact of our majority owned, but separately managed non-core subsidiary, WorkSimpli. Adjusted EBITDA, telehealth adjusted EBITDA and WorkSimpli adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Consolidated GAAP Net Loss to Consolidated Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to common shareholders	$(2,851,436)	$(7,652,202)	$(2,243,195)	$(15,197,120)

Interest expense (excluding amortization of debt discount)	562,583	431,024	1,088,414	808,258
Depreciation, amortization and accretion expense	2,823,100	2,288,225	5,480,230	4,401,154
Amortization of debt discount	100,444	100,444	200,888	200,888
Financing transactions expense	-	151,143	-	323,372
Litigation costs (a)	486,462	495,784	739,659	678,331
Severance costs	25,535	360,182	102,417	520,677
Acquisitions expenses	1,806,277	-	2,014,777	-
Insurance acceptance readiness	34,780	263,492	175,140	969,834
Sarbanes Oxley readiness	-	23,220	-	183,128
Foreign exchange loss	253,512	504,969	485,159	478,721
Taxes	502,408	3,000	502,408	3,000
Dividends	776,562	1,004,793	1,553,125	2,048,173
Stock-based compensation expense	2,094,614	4,191,176	4,643,142	6,735,606
Net income attributable to noncontrolling interests	505,075	38,606	1,036,920	158,038

Consolidated Adjusted EBITDA	$7,119,915	$2,203,856	$15,779,084	$2,312,060

(a) For the three and six months ended June 30, 2025 and June 30, 2024, the Company included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), as disclosed in the Company’s Form 10-Q for the three and six months ended June 30, 2025, filed on August 5, 2025, and a heavily negotiated executive separation agreement.

Reconciliation of Telehealth GAAP Operating Loss to Telehealth Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Telehealth operating loss	$(2,802,097)	$(6,450,683)	$(2,415,231)	$(13,070,446)

Depreciation, amortization and accretion expense	1,785,344	1,485,696	3,476,753	2,848,770
Financing transactions expense	-	151,143	-	323,372
Litigation costs (a)	486,462	495,784	739,659	678,331
Severance costs	25,535	360,182	102,417	520,677
Acquisitions expenses	1,806,277	-	2,014,777	-
Insurance acceptance readiness	34,780	263,492	175,140	969,834
Sarbanes Oxley readiness	-	23,220	-	183,128
Stock-based compensation expense	2,094,614	4,191,176	4,643,142	6,735,606

Telehealth Adjusted EBITDA	$3,430,914	$520,010	$8,736,657	$(810,728)

(a) For the three and six months ended June 30, 2025 and June 30, 2024, the Company included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), as disclosed in the Company’s Form 10-Q for the three and six months ended June 30, 2025, filed on August 5, 2025, and a heavily negotiated executive separation agreement.

Reconciliation of WorkSimpli GAAP Operating Income to WorkSimpli Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
WorkSimpli operating income	$1,895,325	$145,116	$4,051,383	$593,635

Depreciation, amortization and accretion expense	1,037,756	802,529	2,003,477	1,552,384
Foreign exchange loss	253,512	504,969	485,159	478,721
Distributions	-	228,231	-	495,048
Taxes	502,408	3,000	502,408	3,000

WorkSimpli Adjusted EBITDA	$3,689,001	$1,683,845	$7,042,427	$3,122,788

# # #